                                                                    Exhibit 3(a)




                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              RUSSELL CORPORATION





                         Composite Restated Articles of Incorporation as adopted on April 28, 1982 and as amended through March 8, 1989.

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              RUSSELL CORPORATION


         1.      The name of the corporation is Russell Corporation.

         2.      The period of its duration is perpetual.

         3. The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, the manufacture and sale of textile products.

         4. (a) The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, of which ten million (10,000,000) shares, par value $.01 per share, are to be preferred stock (hereinafter called "Preferred Stock"), and one hundred fifty million (150,000,000) shares, par value $.01 share, are to be common stock (hereinafter called "Common Stock").

                 (b) The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors of the corporation as hereinafter provided.

         The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and determine, to the extent not fixed by the provisions hereinafter set forth, the relative rights and preferences of the shares of each series of Preferred Stock, including (but without limiting the generality of the foregoing) any of the following with respect to which the board of directors may make specific provisions:


                    (i)     the distinctive name and any serial designations;

                    (ii) the annual dividend rate or rates and the dividend payment dates;

                    (iii) with respect to the declaration and payment of dividends upon each series of the Preferred Stock, whether such dividends are to be cumulative or noncumulative, preferred, subordinate or equal to dividends declared and paid upon other series of the Preferred Stock or upon any other shares of stock of the corporation, and the participating or other special rights, if any, of such dividends;

                    (iv) the redemption provisions, if any, with respect to any series, and, if any series is subject to redemption, the manner and time of redemption and the redemption price or prices;

                    (v) the amount or amounts of preferential or other payment to which any series of Preferred Stock is entitled over any other series of Preferred Stock or over the Common Stock on voluntary or involuntary liquidation, dissolution or winding-up, subject to the provisions set forth in paragraph
                 (d)(ii) of this Article 4;

                    (vi) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series of Preferred Stock or for shares of the Common Stock;

                    (vii) any conversion, exchange, purchase or other privileges to acquire shares of any other series of Preferred Stock or of the Common Stock;

                    (viii)  the number of shares of such series; and

                    (ix) the voting rights, if any, of such series, subject to the provisions set forth in paragraph (d)(i) of this Article 4.


         Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

         Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a statement setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Alabama, or, if no statement is then so required, a certificate shall be signed and acknowledged on behalf of the corporation by its Chairman of the Board, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or any Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Alabama and in such other place or places as the board of directors shall designate.

                 (c) The authority of the board of directors to provide for the issuance of any shares of the corporation's stock shall include, but shall not be limited to, authority to issue shares of stock of the corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                 (d) The following relative rights and preferences of the capital stock of the corporation are fixed as follows:

                    (i)    Voting Rights.

                           (A) Common Stock. At all elections of directors of the corporation, and in respect of all other matters as to which the vote or consent of shareholders of the corporation shall be required to be taken, the holders of the Common Stock shall be entitled to one (1) vote for each share held by them.

                           (B) Preferred Stock. The holders of each series of the Preferred Stock shall have such voting rights as may be fixed by resolution or resolutions of the board of directors providing for the issuance of each such series.

                    (ii) Liquidation, Dissolution, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the shareholders (whether from capital or surplus) shall be distributed among those of the respective series of the outstanding Preferred Stock, if any, as may be entitled to any preferential amounts and among the respective holders thereof in accordance with the relative rights and preferences, if any, fixed and determined for each such series and the holders thereof by resolution or resolutions of the board of directors providing for the issue of each such series of the Preferred Stock; and after payment in full of the amounts payable in respect of the Preferred Stock, if any, the holders of any series of the outstanding Preferred Stock who are not entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof and the holders of the outstanding Common Stock shall be entitled (to the exclusion of the holders of any series of the outstanding Preferred Stock entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof to share ratably in all the remaining assets of the corporation available for distribution to its shareholders.

                    A merger, consolidation or reorganization of the corporation with or into one or more corporations, or a sale, lease or other transfer of all or substantially all the assets of the corporation, that does not result in the termination of the enterprise and distribution of the assets to shareholders, shall not be deemed to constitute a liquidation, dissolution or winding-up of the corporation within the meaning of this paragraph (d)(ii), notwithstanding the fact that the corporation may cease to exist or may surrender its Restated Articles of Incorporation.

                    (iii) Dividends and Other Distributions. Dividends on any stock of the corporation shall be payable only out of earnings, surplus or assets of the corporation legally available for the payment of such dividends and only as and when declared by the board of directors. The board of directors of the corporation may, from time to time, distribute to the shareholders of the corporation out of the capital surplus of the corporation a portion of the assets of the corporation to the extent and in the manner provided by law.

                 (e) The corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge and transfer or otherwise dispose of its own shares. Purchases by the corporation of its own shares, whether direct or indirect, may be made to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation available therefor.

                 (f) No holder of any share or shares of any class of stock of the corporation shall have any preemptive right to subscribe for any shares of stock of any class of the corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the corporation now or hereafter authorized.

              5. The mailing address of the registered office of the corporation is Russell Corporation, P. O. Box 272, Alexander City, Alabama 35010, and the name of its registered agent at such address is James D. Nabors.

              6. The number of directors constituting the present board of directors of the corporation is 11, and the names and addresses of the persons who are serving as directors until the next annual meeting of shareholders or until their successors are elected and qualify are as follows:

                        NAME                                                  ADDRESS
              E. C. Gwaltney                                      Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Dwight L. Carlisle, Jr.                             Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Frank K. Hall                                       Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              George W. Hardy                                     Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Emil Hess                                           Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              H. Scott Howell                                     Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Glenn Ireland, II                                   Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

                       NAME                                                      ADDRESS
              Crawford T. Johnson, III                            Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Finis Morgan                                        Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              Benjamin Russell                                    Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              John R. Thomas                                      Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010


              7. The names and addresses of the original incorporators are as follows:


                       NAME                                                     ADDRESS
              B. Russell                                          Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              T. C. Russell                                       Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              O. C. Thomas                                        Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              J. H. Henderson                                     Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010

              A. L. Harlan                                        Russell Corporation
                                                                  P. O. Box 272
                                                                  Alexander City, Alabama 35010



              8. (a) Number, Election and Terms. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors which, except as otherwise fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than nine nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. At the annual meeting of shareholders of the corporation held in 1988, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1989, the term of office of the second class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1990 and the term of office of the third class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1991. At each annual meeting of shareholders of the corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and except as provided below in this Article 8 in the case of electing a successor to a director elected by the board of directors to fill a vacancy occurring in the membership of the board of directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the corporation after their election.

                 (b) Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director so elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders, at which time a director shall be elected to fill the unexpired portion of the term of office of the director whose successor was elected by the remaining directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless applicable law then permits such directorship to be filled by the affirmative vote of a majority of the remaining directors (even though less than a quorum of the board of directors). No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                 (c) Continuance in Office. Notwithstanding the foregoing provisions of this Article 8, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                 (d) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, without cause, but only by the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a director, or the entire board of directors, may be removed from office at any time, with cause in the manner provided by law.

                 (e) Amendment, Repeal, etc. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Incorporation inconsistent with, this Article 8. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

              9. Certain Provisions Respecting Business Combinations:

              Section 9.01. Definitions. For the purposes of this Article 9:

                 (a) An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                 (b) "Announcement Date" means, with respect to any Business Combination, the date of the first public announcement of such Business Combination.

                 (c) "Associate," when used to indicate a relationship with any person, means (i) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.

                 (d) A person shall be a "beneficial owner" of any Voting Stock:

                    (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                    (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation;

provided, however, that no director or officer of the corporation (nor any Affiliate or Associate of such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "beneficial owner" of any shares of Voting Stock that are beneficially owned by any other such director or officer.

                 (e) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (I) of this Section 9.01, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the Interested Shareholder through application of paragraph (d) of this Section 9.01, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                 (f) "Board" means the board of directors of the corporation.

                 (g) A "Business Combination" shall mean any one or more of the following:

                    (i) any merger or consolidation of the corporation or any Subsidiary with or into (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                    (iii) the issuance, pledge, transfer or other disposition by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or an Affiliate of any Interested Shareholder; or

                    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities, or securities convertible into equity securities, of the corporation or any Subsidiary, including, without limitation, any class or series of Protected Stock, which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                    (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

                 (h) "Consummation Date" means, with respect to any Business Combination, the date on which such Business Combination is effected.

                 (i) "Determination Date" means, with respect to any Interested Shareholder, the date on which such Interested Shareholder first became an Interested Shareholder.

                 (j) "Consummation Date" means any member of the Board who is not an Affiliate, nominee or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is a member of the Board and who is not an Affiliate, nominee or representative of the Interested Shareholder and was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors on the Board at the time of such recommendation or election.

                 (k) "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on the New York Stock Exchange, Inc., on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                 (l) "Interested Shareholder" shall mean, in respect of any Business Combination, any person (other than the corporation or any wholly-owned Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the corporation or any wholly-owned Subsidiary or any person organized, appointed or established by the corporation or any wholly-owned Subsidiary for or pursuant to the terms of any such plan) who or which, as of the date of the first public announcement of such Business Combination, or on the day immediately prior to the consummation of any such Business Combination:

                    (i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast ten percent or more of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock in any vote of shareholders which may be taken pursuant to this Article 9; or

                    (ii) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of Voting Stock then entitled to cast ten percent or more of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock in any vote of shareholders which may be taken pursuant to this Article 9; or

                    (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock of the corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, however, there shall be disregarded in determining whether a person is an

Interested Shareholder in respect of any Business Combination the beneficial ownership, both direct and indirect, of the voting power of the Voting Stock owned beneficially by such person or an ancestor of such person on March
9, 1988, which for purposes of this paragraph (I) shall include any beneficial ownership of Voting Stock resulting from stock splits (including reverse stock splits), stock dividends or recapitalizations of such Voting Stock occurring subsequent to March 9, 1988, unless such person has acquired subsequent to March 9, 1988, other than by gift, devise, bequest or intestate succession, beneficial ownership, either direct or indirect, of one percent (1%) or more of the voting power of the outstanding Voting Stock in addition to the Voting Stock beneficially owned by such person or such person's ancestor on March
9, 1988.

                 (m) A "person" shall mean any individual, firm, corporation or other entity.

                 (n) "Protected Stock" means all Voting Stock and all other shares of capital stock of the corporation having, or which may have upon the happening of some contingency, the right to vote for the election of some or all of the directors of the corporation, regardless of whether at the time in question such shares then have a present right to so vote.

                 (o) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation.

                 (p) "Voting Stock" means, at any time, all shares of capital stock of the corporation entitled to vote generally in the election of directors, which shares shall be considered for the purpose of any vote required by this Article 9 as, and shall vote together in any such vote as, one class. In any vote required by this Article 9, the holder of each share of Voting Stock shall be entitled to cast with respect to such share the same number of votes as such holder could cast generally in the election of each director with respect to such share.

                 (q) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in clauses (i) and (ii) of paragraph (b) of Section 9.03 of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Protected Stock retained by the holders of such shares.

         Section 9.02. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in Section 9.03 of this Article 9, any Business Combination shall require the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage or separate class vote may be specified, by law or under the rules of, or in any agreement with, any United States securities exchange registered under the Securities Exchange Act of 1934, or any successor act thereto, on which any of the Voting Stock is listed, or otherwise.

         Section 9.03. When Higher Vote Is Not Required. The provisions of
Section 9.02 of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other Article of these Restated Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met:

                (a) Approval by the Disinterested Director. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Disinterested Directors (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused or will cause the Interested Shareholder to become an Interested Shareholder).

                 (b) Price and Procedure Requirements. All of the following conditions shall have been met:

                    (i) Common Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received by holders of the Common Stock of the corporation in such Business Combination, computed on a per share basis, shall be at least equal to the higher of the following:

         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                 fees) paid by the Interested Shareholder for any shares of Common Stock acquired by the Interested Shareholder (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction or transactions by which the Interested Shareholder became an Interested Shareholder, as adjusted for any subsequent stock split, stock dividend; subdivision or reclassification with respect to the Common Stock, whichever is higher; or

         (B) the Fair Market Value per share of the Common Stock on the Announcement Date or the Determination Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock, whichever is higher.

                    (ii) Protected Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class of outstanding Protected Stock regardless of whether the Interested Shareholder has previously acquired any shares of a particular class of such Protected Stock shall be at least equal to the highest of the following:

         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                 fees) paid by the Interested Shareholder for any shares of such class of Protected Stock acquired by the Interested Shareholders (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction or transactions by which the Interested Shareholder became an Interested Shareholder, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Protected Stock, whichever is higher;

         (B) the highest preferential amount per share to which the holders of shares of such class of Protected Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event; or

         (C) the Fair Market Value per share of such class of Protected Stock on the Announcement Date or the Determination Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Protected Stock, whichever is higher.

                    (iii) Form of Consideration. The consideration to be received by holders of a particular class or series of outstanding Protected Stock (including Common Stock) shall be in cash or in the same form paid by or on behalf of the Interested Shareholder for shares of such class of Protected Stock prior to the Consummation Date. If there have been varying forms of the consideration so paid for shares of any class of Protected Stock, the form of consideration to be received by the holders of such class of Protected Stock shall be either cash or the form used to acquire the largest number of shares of such class of Protected Stock previously so acquired.

                    (iv) Maintain Dividends. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the corporation; and (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock except as necessary to reflect any subdivision of the Common Stock, except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors.

                    (v) Acquisition of Additional Shares. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except (A) as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or (B) in a transaction which would not result in any increase in the percentage of beneficial ownership by the Interested Shareholder of any class or series of Voting Stock.

                    (vi) No Disproportionate Benefits. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (vii) Furnish Information. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or any such subsequent provisions). Such proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, or any of them, may choose to make.

                    (viii) Absence of Certain Changes. Such Interested Shareholder shall not have made any substantial change in the business or equity capital structure of the corporation without the approval of a majority of the Disinterested Directors.

         Section 9.04. Powers of Board of Directors. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article 9 on the basis of the information known to them after reasonable inquiry, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Interested Shareholder or is an Affiliate or Associate of another person, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (d) of Section 9.01 of this Article 9, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, or (5) whether the requirements of paragraph (a) or (b) of Section 9.03 of this Article 9 have been met with respect to any Business Combination.

         Section 9.05. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 9.06. No Fiduciary Duty Imposed on Board. The fact that any Business Combination complies with the foregoing sections of this Article 9 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         Section 9.07. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast in respect of all of the outstanding shares of Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Incorporation inconsistent with, this Article 9.

         Section 10. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this
Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the corporation existing at the time of such repeal or modification.